                               [SYNTELLECT LOGO]


                        16610 North Black Canyon Highway
                             Phoenix, Arizona 85053


                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 2001


To the Stockholders:

           The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Syntellect Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 14, 2001, at 10:30 a.m., Phoenix, Arizona time, at Syntellect Corporate Headquarters, 16610 North Black Canyon Highway, Phoenix, Arizona 85053, for the following purposes:

           1. To elect one director to the Board of Directors to serve for a three-year term; and

           2. To approve an amendment to the Company's 1995 Long-Term Incentive Plan to increase the number of shares of Syntellect common stock authorized for issuance thereunder from 2,100,000 to 2,400,000; and

           3. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

           4. To transact such other business as may properly come before the Annual Meeting.

           Each outstanding share of the Company's common stock entitles the holder of record at the close of business on May 1, 2001 to vote at the Annual Meeting or any adjournment thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. A copy of the Company's 2000 Annual Report to Stockholders, which includes certified financial statements, is enclosed. Management cordially invites you to attend the Annual Meeting.

                                             By Order of the Board of Directors


                                             /s/ Timothy P. Vatuone
                                             ----------------------
                                             Timothy P. Vatuone
                                             Secretary

Phoenix, Arizona
May 8, 2001

                                    IMPORTANT

STOCKHOLDERS ARE EARNESTLY REQUESTED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                               [SYNTELLECT LOGO]

                        16610 North Black Canyon Highway
                             Phoenix, Arizona 85053

                                 PROXY STATEMENT


       This Proxy Statement is furnished to the stockholders of Syntellect Inc., a Delaware corporation ("Syntellect" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held on Thursday, June 14, 2001, at 10:30 a.m., Phoenix, Arizona time, at Syntellect Corporate Headquarters, 16610 North Black Canyon Highway, Phoenix, Arizona 85053 (the "Annual Meeting"), and at any adjournment or adjournments thereof. This Proxy Statement and Form of Proxy were mailed on or about May 8, 2001, to stockholders of record at the close of business on May 1, 2001 (the "Record Date").

       STOCKHOLDER'S ENTITLED TO VOTE

       Only stockholders of record on the Record Date are entitled to receive this Proxy Statement and Form of Proxy and to vote their shares of Common Stock at the Annual Meeting. As of the Record Date, 11,204,546 shares of common stock of the Company ("Common Stock") were outstanding. Each stockholder is entitled to one vote per share on each matter properly brought before the Annual Meeting.

       VOTING

       All proxies that have been properly signed and returned in accordance with any instructions on the proxy and not revoked will be voted at the Annual Meeting in accordance with the directions on the proxy. The Board of Directors does not intend to present at the Annual Meeting any matters other than those described in this Proxy Statement and, as of the date of this Proxy Statement, does not know of any matters that will be presented by other parties. If, however, any other matters properly come before the meeting, the proxies in the accompanying form will be voted in accordance with the judgment of the persons voting such proxies.

       REVOCATION OF PROXY

       A stockholder signing and returning the enclosed proxy to the Company has the power to revoke it at any time before it is exercised by: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at its principal executive offices located 16610 North Black Canyon Highway, Phoenix, Arizona 85053.

       REQUIRED VOTE

       The presence, in person or by proxy, of stockholders holding a majority of the stock of the Company entitled to vote constitutes a quorum at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting to determine whether or not a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Abstentions with respect to a proposal are counted for purposes of establishing a quorum. Abstentions will not be counted as votes for or against the election of directors, but will have the effect of a vote against any other matter. Broker non-votes will not be counted as votes for or against any matter submitted to a vote of stockholders. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to other matters submitted at the

Annual Meeting, the approval of any such matter would require a greater number of votes cast favoring the matter than the number of votes cast opposing such matter.



       COST OF PROXY SOLICITATION

       The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, or facsimile. The Company has retained Georgeson Shareholder, at an estimated cost of $3,000, plus reimbursement of expenses, to assist in soliciting proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees, and fiduciaries to solicit proxies, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection with such arrangements.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

       The Company has four directors divided into three classes. Each director is elected for three years and the terms are staggered so that only one class is elected by the stockholders annually. The present term of Michael R. Bruce will expire at the Annual Meeting. Mr. Bruce has been nominated for re-election as a director of the Company and, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of Mr. Bruce as a director of the Company. If Mr. Bruce becomes unavailable for any reason, or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the person entitled to vote such proxy. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected and will serve as directors for three years or until their successors are duly elected and qualify.


                  INFORMATION CONCERNING DIRECTORS AND NOMINEES

       Information concerning the names, ages, terms, and positions with the Company, and business experience of the Company's current directors is set forth below.

                                                                                                                       Term
Name                                                 Age      Position                                                Expires

Anthony V. Carollo, Jr............................   59       Director, Chairman of the Board of Directors, Chief     2003
                                                              Executive Officer, and President
Michael R. Bruce (1) (2)..........................   53       Director                                                2001
William P. Conlin (1) (2).........................   67       Director                                                2002
Michael D. Kaufman (1)............................   60       Director                                                2003

----------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

       Anthony V. Carollo, Jr. became the Company's Chairman and Chief Executive Officer ("CEO") on November 4, 1999 after serving as Chairman and interim CEO since May 14, 1999. He was elected Chairman, CEO and President on June 1, 2000. He has served as a director since August 1998. Prior to February 15, 2000, Mr. Carollo was a member of the Audit Committee. Mr. Carollo was President of Xantel Corporation from April 1998 to November 1999. Previously, Mr. Carollo was President and Chief Operating Officer of Fujitsu Business Communication Systems and a former Vice President and General Manager of ROLM Corporation. He has also held numerous financial positions at ROLM, Arcata Communications and Arthur Andersen & Company. Mr. Carollo currently serves as a director of Marshall & Ilsley Trust Company of Arizona and Spectralink Corporation. Mr. Carollo holds a BS degree from the University of Santa Clara and a MBA degree from UCLA.

       Michael R. Bruce has served as a director of the Company since December 1997. Mr. Bruce serves as Managing Director and Chief Investment Officer of American Asset Management in New York and has been a General Partner of Catalyst Associates since 1995. Prior to joining American Asset Management in 1993, Mr. Bruce assisted in the formation of Johnston Bruce Asset Management where he served as Managing Director and Portfolio Manager for four years. He was also a general partner of Adler & Shaykin, an investment banking firm, from 1983 to 1989. Mr. Bruce holds a Bachelor's degree from Hamilton College. In addition, he earned a CFA designation in 1976 and is a member of the New York Society of Security Analysts and the Financial Analysts Federation.

       William P. Conlin has served as a director of the Company since February 1995. Mr. Conlin serves as a private consultant to several high-tech companies in the Southern California area, including Odetics, Inc., Airborne Systems, Inc., and Facilities Management, Inc. Mr. Conlin served as President and Chief Executive Officer of CalComp, Inc., an Anaheim, California computer graphics and distribution company, from 1983 to 1993. From 1960 to 1983, Mr. Conlin served in a variety of management positions at Burroughs Corp. (now Unisys). Mr. Conlin currently serves as director and is on the Compensation Committee for SDRC, a leading supplier of mechanical design automation software. Mr. Conlin is on the advisory boards of the Graduate School of Management and the School of Engineering at the University of California, Irvine.

       Michael D. Kaufman has served as a director of the Company since November 1998. Mr. Kaufman has served as a managing general partner of MK Global Ventures in California since 1987. Prior to that, Mr. Kaufman was a general partner of Oak Investment Partners where he was involved in the formation of numerous technology companies. He is currently a director of and serves on the Compensation Committee of Davox Corporation. He also serves on the Board of Asante Technologies, Inc., Disc Inc., Human Pheromone Sciences, Inc., and HyperMedia Communications, Inc. Mr. Kaufman holds a BS degree in mechanical engineering and a MS degree in industrial management and finance from the Polytechnic University in New York.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each director of the Company,
(b) the Chief Executive Officer and each of the four other most highly compensated officers of the Company (collectively, the "Named Executive Officers"), (c) each person known by the Company to beneficially own more than 5% of such stock; and (d) all directors and Named Executive Officers of the Company as a group.

                                                                                                Shares Beneficially      Percent
Name and Address of Beneficial Owner                                                                 Owned (1)            Owned
------------------------------------                                                                 ---------            -----

Nixon Group (2)........................................................................                 1,172,420        10.1%
Dimensional Fund Advisors Inc. (3).....................................................                   884,700         7.6%
T. Rowe Price Group (4)................................................................                   650,000         5.6%
Noro-Moseley Partners II., L. P. (5)...................................................                   634,500         5.4%
W. Scott Coleman (6)...................................................................                   293,280         2.5%
Anthony V. Carollo, Jr. (7)............................................................                   219,501         1.9%
Michael D. Kaufman (8).................................................................                   193,234         1.7%
Steven M. Pizzagoni (9)................................................................                    34,737           *
Michael L. Talley (10).................................................................                    56,900           *
Michael R. Bruce (11)..................................................................                    41,520           *
William P. Conlin (12).................................................................                    25,520           *
Timothy P. Vatuone (13)................................................................                    16,493           *

All Directors and Named Executive Officers
 as a group (8 persons) (14)...........................................................                   881,185         7.6%

--------
* Represents less than 1% of the outstanding Common Stock.

(1) As used in this Proxy Statement, the date of March 20, 2001 has been determined to be the most recent practicable date for which information was available (the "Information Date"). The information regarding security ownership of the Common Stock is as of the Information Date except for the security ownership information regarding the entities listed in footnote
      (2) (the "Nixon Group"), which is derived from a Schedule 13G filed by the Nixon Group with the Securities and Exchange Commission ("SEC") on February 14, 2001; Dimensional Fund Advisors Inc., which is derived from a
      Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 2, 2001; and the entities listed in footnote (4) (the "T. Rowe Price Group"), which is derived from a Schedule 13G filed by the T. Rowe Price Group with the SEC on February 13, 2001. The percent owned calculations for these entities are based on the number of shares of Common Stock outstanding on December 31, 2000, less treasury stock held, plus shares subject to unexercised options which were capable of being exercised within 60 days following the Information Date.

(2) The total number of shares of Common Stock shown for the Nixon Group is distributed among the following individuals and entities, who collectively comprise the Nixon Group: 1,020 shares owned by Geoffrey Nixon ("Mr. Nixon"), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 455,500 shares owned by Mission Partners, L.P., a Delaware limited partnership ("Mission"), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 134,000 shares owned by Liberty Nominees Limited, a private New Zealand company ("Liberty"), whose address is P. O. Box 10-246, Wellington, New Zealand; 75,400 shares owned by Horizon Offshore, Ltd., a private Cayman Islands investment corporation ("Horizon"), whose address is c/o International Management Services, Limited, Harbour Centre, North Church Street, P. O. Box 616, George Town, Grand Cayman, Cayman Islands, B.W.I.; 63,600 shares owned by U.S. Equity Investment L.P., a Delaware limited partnership ("Equity"), whose address is 1001 North Highway 1, Suite 800, Jupiter, Florida 33477; 432,900 shares owned by Mayfair Capital Fund, L.P., a Delaware limited partnership ("Mayfair"), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 0 shares owned by MCM Associates, Ltd., a Delaware corporation ("MCM"), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 10,000 shares owned by MCM Profit Sharing Plan -DLJSC-Custodian FBO Geoffrey Nixon, Trustee, a New York profit sharing plan ("PSP"), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036.

      Each member of the Nixon Group is the sole beneficial owner of the shares of Common Stock attributed to such entity, except as set forth herein. Mr. Nixon owns the 1,020 shares of Common Stock jointly with his wife. Mr. Nixon is the sole officer, director and shareholder of MCM. MCM, as the sole general partner of Mission, has sole voting and dispositive power over the shares of Common Stock owned by Mission. MCM, as the sole investment manager of an account established by Liberty and Equity, has sole voting and dispositive power over the shares of Common Stock owned by Liberty. MCM, as the sole investment manager of Horizon, has sole voting and dispositive power over the shares of Common Stock owned by Horizon. Mr. Nixon is the sole management and principal member of MCM Capital Management, LLC (the "LLC"). The other member of the LLC is Mr. Nixon's wife. LLC, as the sole general partner of Mayfair, has sole voting and dispositive power over the shares of Common Stock owned by Mayfair. Mr. Nixon, as the sole Trustee and Beneficiary of PSP, has the sole voting and dispositive power over the shares of Common Stock owned by PSP.

(3) Dimensional Fund Advisors Inc., a Delaware corporation ("Dimensional"), is a registered investment advisor. Dimensional is deemed to have beneficial ownership of 884,700 shares of Common Stock, all of which are held in portfolios for which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares of Common Stock. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(4) The T-Rowe Price Group is comprised of T-Rowe Price Associates, Inc., an investment advisor organized under the laws of Maryland, and T. Rowe Price Small-Cap Value Fund, Inc., an investment company organized under the laws of Maryland. T-Rowe Price Associates, Inc. has sole dispositive power over the shares of Common Stock, and T-Rowe Price Small-Cap Value Fund, Inc. has sole voting power of the shares of Common Stock. The address of the T-Rowe Price Group is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5) Noro-Moseley Partners II, L.P. is an Atlanta-based venture capital firm. The address of Noro-Moseley Partners II, L.P. is c/o Noro-Moseley Partners, 4200 Northside Parkway N.W., Building 9, Atlanta, Georgia 30327. This information was obtained via telephone from Noro-Moseley Partners II, L.P.

(6) The total number of shares of Common Stock shown for Mr. Coleman includes 224,000 shares subject to unexercised options which were capable of being exercised within 60 days following the Information Date.

(7) The total number of shares of Common Stock shown for Mr. Carollo includes 125,600 shares subject to unexercised options which were capable of being exercised within 60 days following the Information Date.

(8) The total number of shares of Common Stock shown for Mr. Kaufman includes 6,314 shares held by MK GVD Fund. Mr. Kaufman is a general partner of MK GVD Management, the general partner of MK GVD Fund. The total also includes 10,000 shares held by Mr. Kaufman's spouse, and 1,640 shares subject to unexercised options which were capable of being exercised within 60 days following the Information Date. Mr. Kaufman's address is c/o MK GVD Fund, 2471 E. Bayshore Road, Suite 520, Palo Alto, California 94303.

(9) The total number of shares of Common Stock shown for Mr. Pizzagoni includes 19,900 shares subject to unexercised options which were capable of being exercised within 60 days following the Information Date.

(10) The total number of shares of Common Stock shown for Mr. Talley includes 42,000 shares subject to unexercised options which were capable of being exercised within 60 days following the Information Date.

(11) The total number of shares of Common Stock shown for Mr. Bruce includes 10,520 shares subject to unexercised options which were capable of being exercised within 60 days following the Information Date.

(12) The total number of shares of Common Stock shown for Mr. Conlin includes 25,520 shares subject to unexercised options which were capable of being exercised within 60 days following the Information Date.

(13) The total number of shares of Common Stock shown for Mr. Vatuone includes 12,000 shares subject to unexercised options which were capable of being exercised within 60 days following the Information Date.

(14) The total number of shares of Common Stock shown for all directors and Named Executive Officers as a group includes an aggregate of 461,180 shares subject to unexercised options which were capable of being exercised within 60 days following the Information Date.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and those persons who own more than 10% of the Company's Common Stock to file reports of beneficial ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Based solely upon a review of the copies of such forms furnished to the Company, or written representations from certain reporting persons that no Form 5 was required for such person, the Company believes that, during calendar year 2000, all officers and directors, and all persons who own more than 10% of the Common Stock complied with the applicable
Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

       The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal years ended December 31, 2000, 1999, and 1998, by the Named Executive Officers.

                                                        Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------------------------


                                            .                 Annual Compensation                 .      . Long Term Compensation .
                                            -------------------------------------------------------      -------------------------
                                                                                                         Awards of
                                                                                                         Securities
                                                                                          Other Annual   Underlying      All Other
                                                            Salary           Bonus        Compensation   Options      Compensation
 Name and Principal Position                 Year            ($)  .        .   ($) .     .    ($)     .  . (#) (1).  .    ($) (2) .
 ---------------------------                 ----          -------          --------      ------------    --------    ------------


Anthony V. Carollo, Jr.                      2000          240,000           87,810             0          30,000           6,860
Chairman of the Board, Chief                 1999           26,461                0             0         350,000              46
Executive Officer and President              1998                0                0             0          10,000               0

W. Scott Coleman (3)                         2000          210,000           56,461             0          10,000           6,860
Vice President and                           1999          210,000                0             0               0           3,618
Chief Technology Officer                     1998          185,000           37,000             0         120,000           3,821

Steven M. Pizzagoni (4)                      2000          150,000           69,390    13,459 (5)          30,000           7,056
Vice President of Sales                      1999           34,134                0             0          50,000              41
                                             1998                0                0             0               0               0

Michael L. Talley (6)                        2000          165,000           43,388             0          50,000          10,037
Executive Vice President                     1999          157,500           32,000             0          30,000           2,226
                                             1998           81,827           30,000             0          30,000           1,822

Timothy P. Vatuone (7)                       2000          126,269           48,690             0          80,000              55
Vice President, Chief Financial              1999                0                0             0               0               0
Officer, Secretary and Treasurer             1998                0                0             0               0               0

--------

(1) The amounts shown in this column represent numbers of shares of Common Stock underlying stock options granted pursuant to the Company's Long-Term Incentive Plan and Restated Stock Option Plan.

(2) The amounts shown in this column for calendar year 2000 include the following:

                                         Company Payment of
                                      Long-term Disability and      Company Contribution to
                                          or Life Insurance              401(k) Profit
 .           Name                 .  .       Premiums ($)    .    .     Sharing Plan ($)   .   .   Total ($)   .
 ----------------------------------  ---------------------------  --------------------------   -----------------
Mr. Carollo                                      60                          6,800                     6,860
Mr. Coleman                                      60                          6,800                     6,860
Mr. Pizzagoni                                    60                          6,996                     7,056
Mr. Talley                                       60                          9,977                    10,037
Mr. Vatuone                                      55                            0                         55

----

(3) Mr. Coleman joined the Company as Vice President of Product Development in February 1993. He served as interim Chief Executive Officer from October 1995 to March 1996 and served as Senior Vice President and General Manager, Call Center Systems, from March 1996 to April 1997. He was promoted to President, Call Center Systems, in May 1997 and currently serves as Vice President of Operations and Chief Technology Officer.

(4) Mr. Pizzagoni joined the Company as Vice President of Sales on October 29, 1999 and resigned in calendar year 2001.

(5) The amount shown for Mr. Pizzagoni's other annual compensation consisted of commissions.

(6) Mr. Talley joined the Company as Executive Vice President Professional Services on June 15, 1998, and resigned on March 2, 2001.

(7) Mr. Vatuone joined the Company as Vice President, Chief Financial Officer, Secretary, and Treasurer on February 14, 2000.


                        OPTION GRANTS IN LAST FISCAL YEAR

       The following table sets forth information concerning the grants of stock options to the Named Executive Officers pursuant to the Company's Long-Term Incentive Plan during the fiscal year ended December 31, 2000. No Stock Appreciation Rights ("SARs") were granted during calendar year 2000.


                                                           Individual Grants (1)
                                 ----------------------------------------------------------------
                                                                                                         Potential Realizable
                                      Number of         Percent of Total                               Value at Assumed Annual
                                      Securities            Options        Exercise                     Rates of Stock Price
                                      Underlying          Granted to       Price Per                   Appreciation for Option
                                       Options           Employees in      Share        Expiration           Term (3)
              Name                  Granted (#)(2)        Fiscal Year     ($/Share)         Date             5% ($)        10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
Anthony V. Carollo, Jr.                 30,000                3.7%          4.77          11/10/10          78,822          194,143

W. Scott Coleman                        10,000                1.2%          4.69          02/15/10          25,843           63,654

Steven M. Pizzagoni                     10,000                1.2%          4.69          02/15/10          25,844           63,654
                                        20,000                2.5%          4.77          11/10/10          52,548          129,429
                                        ------                ----                                          ------          -------
                                        30,000                3.7%                                          78,392          193,083

Michael L. Talley                       35,000                4.3%          4.69          02/15/10          90,452          222,788
                                        15,000                1.9%          4.77          11/10/10          39,411           97,071
                                        ------                ----                                          ------          -------
                                        50,000                6.2%                                         129,863          319,859

Timothy P. Vatuone                      40,000                5.0%          4.69          02/15/10         103,374          254,615
                                        10,000                1.2%          5.25          06/01/10          28,945           71,292
                                        30,000                3.7%          4.77          11/10/10          78,822          194,143
                                        ------                ----                                          ------          -------
                                        80,000                9.9%                                         211,141          520,050

-------------

(1) All options were granted with an exercise price equal to the fair market value of the Common Stock (the closing price on The Nasdaq Stock Market, as reported in The Wall Street Journal) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(2) Options granted in calendar year 2000 are exercisable commencing one year from the date of grant at which time 24% of the shares of Common Stock subject to the options vests and may be acquired upon exercise. Thereafter, an additional 2% of the shares of Common Stock subject to the options vests per month until the options are fully vested.

(3) The potential realizable value is reported net of the option exercise price, but before taxes associated with exercise. These values are based upon certain assumed rates of appreciation of the market price of the Common Stock. Actual realizable value, if any, on the exercise of the stock option is dependent on the future performance of the Common Stock, as well as on the option holder's continued employment with the Company throughout the vesting period. The amounts reflected in this table will not necessarily be achieved.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

       The following table sets forth information concerning the fiscal year end value of unexercised options held by the Named Executive Officers.

                                                                  Number of Securities                    Value of Unexercised
                                                              Underlying Unexercised Options              In-the-Money Options
                                                                  At Fiscal Year End (#)                at Fiscal Year End ($)(1)
                                                             -----------------------------------------------------------------------
                                Shares        Value
                              acquired on    Realized
Name                           exercise (#)    ($)           Exercisable        Unexercisable        Exercisable       Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Anthony V.                      4,000        4.7500           89,600              281,400            176,750             479,188
Carollo, Jr.                   15,000        4.6875

W. Scott                          0             0            199,500               70,500            150,750             108,625
Coleman

Steven M.                         0             0             13,000               67,000             23,563              67,063
Pizzagoni

Michael L.                        0             0             31,200               78,800             45,225              39,150
Talley

Timothy P.                        0             0                0                 80,000                0                   0
Vatuone

--------------

 (1) Options are considered to be "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options on the specified date. The amounts shown in these columns represent the difference between the closing price of the Common Stock on December 31, 2000 ($3.625), and the exercise price of the options. In those instances where the exercise price of the options exceeds the fair market value, no value has been reported.


         BOARD OF DIRECTORS MEETINGS, COMPENSATION AND AUDIT COMMITTEES

       During the fiscal year ended December 31, 2000, the Board of Directors of the Company met on four occasions. Each of the Company's directors attended all of the meetings of the Board of Directors and all of the meetings held by committees of the Board of Directors on which he served.

       Directors who are not officers or employees of the Company are paid $1,500 for attendance at regular meetings of the Board of Directors, $200 for participation in telephonic meetings of the Board of Directors, and $200 for attendance at, or participation by telephone in, meetings of committees of the Board of Directors of which they are members. In addition, non-employee directors also receive an annual retainer of $5,000 for their service with the Company. Non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at each meeting of the Board of Directors and committee meetings of the Board of Directors. Pursuant to the Company's Non-employee Director Stock Plan, non-employee directors receive
(i) a one-time grant of options to purchase 10,000 shares of Common Stock on the third business day after the non-employee director is first elected or appointed to the Board of Directors and (ii) an annual grant of options to purchase 5,000 shares of Common Stock on each June 1 thereafter. A non-employee director must be a member of the Board of Directors on the relevant June 1 in order to receive the annual grant of options for that year.

       The Board of Directors maintains a standing Compensation Committee and a standing Audit Committee. The Compensation Committee, which met twice during calendar year 2000, reviews all aspects of compensation of executive officers of the Company and approves or makes recommendations on such matters to the full Board of Directors. The primary duties of the Audit Committee, which met five times during calendar year 2000, are to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; review and assess the audit efforts of the Company's independent auditors and determine the need for an internal auditing department; and to act as a liaison to, and foster open communications among, the independent auditors, financial and senior management, and the Board. The Board of Directors has adopted a written charter for the Committee. A copy of the Audit Committee Charter is attached as Appendix 1 to this Proxy Statement. The Company does not maintain a standing nominating committee or other committee performing similar functions.


                BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

       The Company's executive compensation program was administered in calendar year 2000 by a two-member Compensation Committee of the Board of Directors (the "Committee"). The members of the Committee, neither of whom are employees of the Company, have furnished the following report on executive compensation:

To:        The Board of Directors of Syntellect Inc.
Date:      April 20, 2001

Executive Compensation Policies

       Overview. The Company compensates its executives through a combination of short-term and long-term compensation programs. The principal components of executive compensation are base salary, an annual bonus program, or, in the case of marketing and sales personnel, sales commissions, and stock-based compensation incentives. The Committee believes that this balanced approach to compensation helps the Company attract and retain senior executives and rewards executives for their collective and individual contribution to the leadership and the short-term and long-term growth and profitability of the Company.

       Base Salary. The foundation of the Company's executive compensation package is base salary. Each executive receives a base salary which, when aggregated with the executive's maximum bonus amount or potential sales commissions, is intended to be commensurate with his or her responsibilities and level of performance and to be competitive with similarly situated executives in the telecommunications industry. Among the elements that the Committee considers in setting an executive's base salary for the year are: (i) the executive's position relative to other executives in the Company, (ii) any promotions achieved or changes in responsibility, (iii) the achievement of performance objectives set by the Committee, and (iv) compensation information provided by independent surveys and outside consultants relating to the compensation of similarly situated executives in the telecommunications industry.

       Annual Bonus Program. The second aspect of the Company's executive compensation package is the annual bonus. Over the past several years, the Company has established an annual bonus program for its executive officers at the beginning of each fiscal year. Under this program, the Committee sets a target bonus amount for each executive, which is tied to achievement of certain financial performance objectives that relate directly to the Company's operating plan for the year. This program is also approved by the Board of Directors. The amount of the annual bonus varies with the position and the role of the executive within the Company. In addition, special bonuses may be awarded to an executive for any reason that the Board of Directors or the Committee deems appropriate.

       Stock-Based Compensation Incentives. The third aspect of the Company's executive compensation package is stock-based compensation incentives or stock options. The Committee believes that executives with an equity stake in the Company will have interests that are more closely aligned with the interests of the Company's stockholders and that these interests will encourage them to remain with the Company. Toward this end, the Committee grants options to Company executives from time to time. Historically, all options granted have had exercise prices set at the fair market value of the Company's Common Stock on the date of grant, as determined by the closing price of the Common Stock on The Nasdaq Stock Market.

       In selecting recipients and the number of options granted in 2000, the Committee looked to several criteria, including (i) options granted to executives at other technology companies, (ii) options granted to other executives within the Company, (iii) the individual executive's specific role and performance with the Company, and (iv) the Company's overall performance.

       CEO Compensation. Anthony V. Carollo, Jr. is President, CEO and Chairman of the Board of Directors. The Compensation Committee reviews Mr. Carollo's compensation annually using the same criteria and policies applied to other executive officers. During 2000, Mr. Carollo received $240,000 in base salary, a bonus of $64,950 and an award of options to acquire 30,000 shares of Common Stock. The Compensation Committee based Mr. Carollo's total compensation on a variety of factors, including his leadership skills, the increasing scope and responsibility of the CEO office, comparisons of CEO compensation levels for companies of similar size and maturity, and the Company's performance during the 2000 fiscal year, noting particularly the financial performance of the Company under his leadership during the year.

       Compensation Committee Interlocks and Insider Participation

       The Committee is comprised of outside directors, none of whom have any interlocking relationships with the Company.

       Compliance with Section 162(m) of the Internal Revenue Code

       Section 162(m) of the Internal Revenue Code, as amended, generally limits to $1 million the deduction that can be claimed by any publicly held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the Chief Executive Officer and the four highest-paid employees of the corporation.

       Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly held corporation without regard to amount; provided that, among other requirements, such compensation is approved by stockholders. The Committee currently does not anticipate that any executive will exceed the $1 million limit. It is the policy of the Company to comply with Section 162(m), and the Company will continue to do so to the extent such compliance is consistent with the best interests of the Company's stockholders. The Committee will continue to review the impact of this tax code section and make appropriate recommendations to the Company's stockholders in the future.

Employment Agreements

       Pursuant to a Separation Agreement and General Release between Mr. Pizzagoni and the Company dated February 19, 2001, Mr. Pizzagoni resigned as an executive of the Company effective July 31, 2001. Under that agreement, the Company agreed to pay Mr. Pizzagoni the following: (1) his regular semi-monthly pay on each regularly-scheduled Company payday, totaling $70,769.23, less applicable withholding taxes and deductions, through July 31, 2001; (2) the balance of his accrued, unused paid time off as of February 16, 2001; and (3) medical, dental and vision insurance premiums through July 31, 2001. Mr. Pizzagoni's stock options will continue to vest until July 31, 2001, at which time he is entitled to 90 days to exercise his vested options. Mr. Pizzagoni released all claims he might have against the Company.

       The Company has no employment agreements or change-in-control arrangements with any executive officers. This report is respectfully submitted by Michael R. Bruce and William P. Conlin, the Board of Directors Compensation Committee members during calendar year 2000.

                             COMPENSATION COMMITTEE

                                Michael R. Bruce
                                William P. Conlin

                    BOARD OF DIRECTORS AUDIT COMMITTEE REPORT

       The three-member Audit Committee of the Company's Board of Directors (the "Audit Committee"), comprised of Michael D. Kaufman, Michael R. Bruce and William P. Conlin, has furnished the following report:

To:        The Board of Directors of Syntellect Inc.
Date:      May 1, 2001

       The Audit Committee has reviewed and discussed the audited financial statements with the Company's management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as in effect on the date the audit was completed.

       In addition, the Audit Committee has discussed with the independent auditors the independent auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, as in effect on the date the audit was completed. The Audit Committee has received the written disclosures and a letter from the independent auditors required by Independence Standards Board Standard No. 1, as in effect on the date the audit was completed.

       Based on the review and discussions referenced above, the Audit Committee determined that the non-audit services provided by KPMG LLP are compatible with maintaining auditor's independence. It appears that none of the time devoted by KPMG LLP on its engagement to audit the Company's financial statements for the year ended December 31, 2000 is attributable to work performed by persons other than KPMG LLP employees.

       The Audit Committee further determined that the independent accountants are independent from the Company, and its management and recommends to the Board of Directors that the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the last fiscal year as filed with the Securities and Exchange Commission be ratified by the Board.

       Each of the undersigned members of the Audit Committee is an independent director within the meaning of Rule 4200(a)(14) of the NASDAQ Marketplace Rules.

                                             RESPECTFULLY SUBMITTED

                                             Michael D. Kaufman
                                             Michael R. Bruce
                                             William P. Conlin

                          STOCK PRICE PERFORMANCE GRAPH

        The graph below compares the cumulative total return on the Company's Common Stock with The Nasdaq Stock Market Index (comprised solely of U.S. companies) and an index consisting of Nasdaq Telecommunications Stocks (comprised of U.S. and foreign companies) for the period from December 31, 1995 to December 31, 2000. The comparison assumes that $100 was invested on December 31, 1995 in the Company's Common Stock and in each of the comparison indices and assumes reinvestment of dividends.


                           [STOCK PERFORMANCE GRAPH]

                                         12/29/95         12/31/96         12/31/97       12/31/98       12/31/99       12/29/00
                                         --------         --------         --------       --------       --------       --------
Syntellect Inc.                            $100             $122             $ 54           $ 74           $ 89           $107
NASDAQ Stock Market (U.S. Companies)       $100             $123             $151           $211           $393           $239
NASDAQ Telecommunications Stocks           $100             $104             $147           $240           $487           $222

                                   PROPOSAL 2

       APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 2,100,000 TO 2,400,000 SHARES

       The Stockholders are being asked to approve an amendment to the Syntellect Inc. Long-Term Incentive Plan (the "Plan"), which increases the number of shares of Common Stock authorized for issuance thereunder from 2,100,000 to 2,400,000 shares. As of March 20, 2001, 239,300 shares remained available for issuance under the Plan. The full text of the Plan is incorporated by reference to Exhibit (10)(iii) to the Company's 2000 Annual Report on Form 10-K.

       The Plan permits the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, restricted stock, dividend equivalents and other stock-based awards. The exercise price per share underlying stock options granted under the Plan are determined by the Board of Directors, provided that the exercise price for any Incentive Stock Options may not be less than the fair market value as of the date of grant. Options generally become exercisable over a 50 month period commencing on the date of grant, and expire ten years from that date.

       The Board of Directors believes that the Plan is a key component of the Company's compensation package, and that the grant of options strengthens the personal link between the Company's interests and those of its employees. The Board of Directors believes the availability of stock options affords the Company the ability to attract, retain and motivate its employees, whose judgment and special effort are required for the Company to achieve success.

       The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is required for approval of the Plan amendment.

       THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE LONG-TERM INCENTIVE PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT.


                                   PROPOSAL 3

                      RATIFICATION OF INDEPENDENT AUDITORS

       The Company is asking the stockholders to ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

       The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is required to ratify the selection of KPMG LLP.

       In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

       KPMG LLP has audited the Company's financial statements annually since 1990. Its representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

       The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during fiscal year 2000 were approximately $94,000.

Financial Information Systems Design and Implementation Fees

       KPMG LLP performed no services and therefore billed no fees relating to operating or supervising the operation of the Company's information systems or local area network or for designing or implementing the Company's financial information management systems during fiscal year 2000.

All Other Fees

       The aggregate fees billed for other services rendered to the Company by KPMG LLP in fiscal 2000 were approximately $60,675 related to professional tax services.

Auditor Independence

       The Audit Committee of the Board of Directors determined that the non-audit services provided by KPMG LLP are compatible with maintaining auditor's independence. The Audit Committee has further determined that it appears that none of the time devoted by KPMG LLP on its engagement to audit the Company's financial statements for the year ended December 31, 2000 is attributable to work performed by persons other than KPMG LLP employees.

       THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE RETENTION OF KPMG LLP AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE RATIFICATION.

      REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
           NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

       Under SEC rules, if a stockholder would like to include a proposal in the Company's Proxy Statement and Form of Proxy for presentation at the Company's 2002 Annual Meeting of Stockholders, the deadline for submitting the proposal is determined as follows:

              1. If the proposal is submitted for a regularly scheduled annual meeting, the proposal must be received at the Company's principal executive offices not less than 120 calendar days before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting; or

              2. If the date of the year 2002 Annual Meeting has been changed by more than 30 days from the date of the 2001 Annual Meeting, the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

       Under the Company's By-laws, and as permitted by SEC rules, if a stockholder would like to nominate a Director nominee or introduce an item of business at an annual or special meeting of stockholders, but the Company does not receive the proposal by the aforementioned deadline for such proposal to be included in the year 2002 Proxy Statement, certain procedures must be followed. These procedures provide that nominations for Directors and/or submissions of proposed items of business to be introduced at an annual or special meeting of stockholders must be in writing and delivered, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at its principal executive office.

Nomination of Directors

       The Company must receive the notice of a stockholder's intention to nominate a director no later than:

              1. With respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting; and

              2. With respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

       A stockholder's notice of intention to introduce a nomination must set forth the following information:

              1. The name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

              2. A representation that the stockholder is a holder of record of stock of the Company and is entitled to vote at such meeting (including the number of shares of stock of the Company owned beneficially or of record by such stockholder and the nominee or nominees) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

              3. A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder including whether either the stockholder or the person or persons to be nominated is an "affiliate" or "associate" of an "interested stockholder" as such terms are defined in the Securities Exchange Act of 1934, and the identity of such interested stockholder;

              4. Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and

              5. The written consent of each nominee to serve as a Director of the Company if so elected.

       The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Introduction of an Item of Business

       The Company must receive notice of a stockholder's intention to introduce an item of business at the Company's 2002 Annual Meeting no later than:

              1. With respect to an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the date of such meeting; and

              2. With respect to a special meeting of stockholders, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

       The proposal must be proper for consideration under applicable law and the Certificate of Incorporation and By-laws of the Corporation. The By-laws provide that the notice of a proposed item of business must contain the following information:

              1. Text of the proposal to be presented at the stockholder meeting;

              2. A brief written statement of the reason why such stockholder favors the proposal;

              3. The stockholder's name and address;

              4. The number and class of all shares of stock of the Company beneficially owned by such stockholder; and

              5. Any material interest of such stockholder in the proposal (other than as a stockholder).

       The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposals not be considered if such notice has not been given.


                           INCORPORATION BY REFERENCE

       The Company hereby incorporates by reference into this Proxy Statement the following information contained in its Annual Report on Form 10-K, a copy of which accompanies this Proxy Statement: Market for the Registrant's Common Equity and Related Stockholder Matters, Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, Financial Statements and Supplementary Data, and Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

                                         SYNTELLECT INC.


                                         /s/ Timothy P. Vatuone
                                         --------------------------------
                                             Timothy P. Vatuone
                                             Secretary

May 8, 2001

                                   Appendix 1

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.         COMPOSITION

           The Audit Committee shall be comprised of not less than three members, as determined by the Board. Each member of the Audit Committee shall be an independent director free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

           All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and the ability to read and understand the Corporation's financial statements. At least one member of the Audit Committee shall have accounting or related financial management expertise.

II.        PURPOSE

           The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information; internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

           * Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

           * Review and assess the audit efforts of the Corporation's independent auditors and determine the need for an internal auditing department.

           * Act as a liaison to, and foster open communications among, the independent auditors, financial and senior management, and the Board.

           The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

III.       MEETINGS

           The Audit Committee shall meet as frequently as circumstances dictate.

IV.        RESPONSIBILITIES AND DUTIES

           The Audit Committee believes its policies and procedures should remain flexible, to enable the Audit Committee to respond to changing conditions, and to ensure that the Corporation's accounting and reporting practices are in accordance with all applicable legal and internal requirements. To fulfill its responsibilities and duties the Audit Committee shall have the power to take, and shall take, such actions as it deems necessary, which may include the following:

1.         Review and update this Charter annually.

2. Meet with the independent auditors and financial management to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

3. Upon completion of the audit, review separately with management and the independent auditors:

           a.        The annual financial statements and related footnotes;

           b. The audit and audit report, including any comments or recommendations of the independent auditors, and any significant changes in the audit plan; and

           c. Any other matters related to the conduct of the audit which should be communicated to the Audit Committee under generally accepted auditing standards.

4. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

5. Review with financial management and the independent auditors the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

6. Provide an annual report for inclusion in the Corporation's annual report or proxy statement describing the Audit Committee's composition and responsibilities, and how those responsibilities were discharged during the current fiscal year.

7. Review and discuss with the independent auditors all significant relationships the accountants have with the Corporation to determine the accountants' independence. Ensure the Audit Committee receives from the independent auditors a formal written statement delineating all relationships between the auditor and the Corporation. Take such actions and make such inquiries as may be necessary to ensure the independence of the independent auditors.

8.         Recommend to the Board the selection of the independent auditors.
           Review and make appropriate recommendations to the Board regarding the independence, performance and effectiveness of the independent auditors, and any proposed discharge of the independent auditors when circumstances warrant. The independent auditor's are ultimately accountable to the Board and the Audit Committee.

9. Periodically consult with the independent auditors out of the presence of management to discuss any matters of concern to the Audit Committee or the independent auditors.

10. Review the integrity of the Corporation's financial reporting processes, both internal and external.

11. Review with the independent auditors and the Corporation's financial accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation.

12. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

13. Review the procedures established by the Corporation to monitor compliance with any applicable loan, indenture or other contractual covenants and commitments.

14. Investigate any matter brought to the Audit Committee's attention within the scope of its duties, with the power to request the assistance of the Corporation's counsel or to retain outside counsel for this purpose, if deemed appropriate in the exercise of the Audit Committee's reasonable judgment.

15. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies, and any other legal matter that could have a significant impact on the Corporation's financial statements and related disclosures.

16. Discuss with the full Board, the matters discussed at each Audit Committee Meeting.

17. Perform any other activities consistent with this Charter, the Corporation's By-laws and Delaware corporate law, as the Audit Committee or the Board deems necessary or appropriate.

       This Proxy Is Solicited On Behalf Of The Board of Directors

                                 SYNTELLECT INC.

                       2001 ANNUAL MEETING OF STOCKHOLDERS

      The undersigned hereby appoints Anthony V. Carollo, Jr. and Timothy P. Vatuone, or any one of them acting in the absence of the other with full powers of substitution, the true and lawful attorneys and proxies for the undersigned and to vote, as designated below, all shares of common stock of Syntellect Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, June 14, 2001, at 10:30 a.m., Phoenix, Arizona time at Syntellect Corporate Headquarters located at 16610 North Black Canyon Highway, Phoenix, Arizona 85053 and at any and all adjournments thereof, and to vote all such shares of common stock which the undersigned would be entitled to vote, if then and there personally present, upon the matters described in the accompanying Notice and Proxy Statement for Annual Meeting of Stockholders, receipt of which is hereby acknowledged and upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTIONS ARE INDICATED, WILL BE VOTED FOR ALL PROPOSALS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                       (to be signed on the reverse side)


                              FOLD AND DETACH HERE

1. RE-ELECTION OF DIRECTOR:  Nominee Michael R. Bruce

              VOTE FOR                          WITHHOLD VOTE FOR
             the nominee                           the nominee
               listed                                listed
                 [_]                                  [_]

2. Ratification of amendment to the Company's Long-Term Incentive Plan
    [_]  FOR ratification   [_]  AGAINST ratification  [_]  ABSTAIN ratification

3. Ratification of appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001:

    [_] FOR ratification    [_] AGAINST ratification   [_]  ABSTAIN ratification

                                                       ----
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Signature(s)                     Signature(s)                Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give a title as such.

                              FOLD AND DETACH HERE